Exhibit D
Joint Filing Statement
We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is, and any further amendments to the Schedule 13D originally filed on May 23, 2008, and signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: July 19, 2016
ANADARKO PETROLEUM CORPORATION

	By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Its:	Executive Vice President, Law and Chief Administrative Officer

WESTERN GAS RESOURCES, INC.

	By:	/s/ Robert K. Reeves
	Name:	Robert K. Reeves
	Its:	Executive Vice President

WESTERN GAS EQUITY HOLDINGS, LLC

	By:	/s/ Philip H. Peacock
	Name:	Philip H. Peacock
	Its:	Vice President, General Counsel and Corporate Secretary

WESTERN GAS EQUITY PARTNERS, LP

	By:	WESTERN GAS EQUITY HOLDINGS, LLC its general partner

	By:	/s/ Philip H. Peacock
	Name:	Philip H. Peacock
	Its:	Vice President, General Counsel and Corporate Secretary

Exhibit D - 1

WESTERN GAS HOLDINGS, LLC

By:	/s/ Philip H. Peacock
Name:	Philip H. Peacock
Its:	Vice President, General Counsel and Corporate Secretary

APC MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert K. Reeves
Name:	Robert K. Reeves
Its:	Executive Vice President

ANADARKO MARCELLUS MIDSTREAM, L.L.C.

By:	/s/ Robert K. Reeves
Name:	Robert K. Reeves
Its:	Executive Vice President

Exhibit D - 2